SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2004

PATRIOT NATIONAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Bedford Street, Stamford, CT		06901
(Address of Principal Executive Offices)		(Zip code)

(203) 324-7500
(Registrant's telephone number, including area code)

Item 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE

On April 15, 2004, the Board of Directors of Patriot National Bancorp, Inc., ("Bancorp") declared a dividend distribution, effective April 19, 2004, of one Right for each outstanding share of Common Stock of the Company outstanding at the close of business on April 29, 2004 pursuant to a Rights Agreement, dated as of April 19, 2004, between Bancorp and Registrar and Transfer Company, as Rights Agent, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference. Refer to the news release, dated April 19, 2004, attached hereto as Exhibit 99.1 and incorporated herein by reference, for additional information.

Item 13.   Exhibits

(1)   Exhibit 99.2: Rights Agreement, dated as of April 19, 2004, between Bancorp and Registrar and Transfer Company.

(2)   Exhibit 99.1: News Release, dated April 19, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.
(Registrant)

By	/s/ Charles F. Howell

(Signature)
	Name:	Charles F. Howell
	Title:	President

Dated: April 15, 2004